Exhibit 99.1

Fortegra Announces Withdrawal of Initial Public Offering

JACKSONVILLE, Fla., Feb. 7, 2024 /PRNewswire/ – The Fortegra Group, Inc. (“Fortegra” or the “Company”), a multinational specialty insurer and subsidiary of Tiptree Inc. (NASDAQ: TIPT), today announced that due to prevailing market conditions and the high value Tiptree Inc. (“Tiptree”) and Warburg Pincus LLC (“Warburg”) place on Fortegra and its growth prospects, Tiptree and Warburg have decided to withdraw the registration statement relating to the previously announced initial public offering by Fortegra. Tiptree and Warburg remain committed to supporting Fortegra as it continues to execute its growth strategy.
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About Fortegra

For more than 45 years, Fortegra, via its subsidiaries, has underwritten risk management solutions that help people and businesses succeed in the face of uncertainty. As a multinational specialty insurer whose insurance subsidiaries have an A.M. Best Financial Strength Rating of A- (Excellent), we offer a diverse set of admitted and excess and surplus lines insurance products and warranty solutions.

CONTACT:

Media
Edelman Smithfield for Fortegra
fortegra@edelman.com

Investor Relations
ir@fortegra.com